Exhibit 99.1

Alto Ingredients, Inc. Reports Third Quarter 2025 Results

- Reflecting Improvement in All Segments, Gross Profit of $23 Million Increased $18 Million,
Net Income of $14 Million, or $0.19 per Share, Improved $17 Million and
Adj. EBITDA of $21 Million Grew $9 Million Compared to Q3 2024 -

Pekin, Ill., November 5, 2025 – Alto Ingredients, Inc. (NASDAQ: ALTO), a leading producer and distributor of specialty alcohols, renewable fuels and essential ingredients, reported its financial results for the quarter ended September 30, 2025.

“Our 2025 initiatives to target high-return market segments, boost operational efficiency and achieve cost savings have strengthened our financial position,” commented Bryon McGregor, President and Chief Executive Officer of Alto Ingredients. “In the third quarter of 2025, we delivered robust improvements in all of our business segments, reflecting increased renewable fuel export sales, greater demand for liquid CO2, and the continued positive effects of our cost reduction efforts, including rationalizing unprofitable business activities. Gross profit was $23 million, increasing $18 million; net income was $14 million, improving $17 million; and Adjusted EBITDA was $21 million, growing $9 million, compared to the third quarter of 2024.

“We continue to adjust our product mix to manage evolving market conditions while prioritizing projects based on cost, timing and ROI. Our 2025 Carbonic acquisition and related investments are expanding our CO2 utilization to capture the growing demand for premium liquid CO2. We have also increased our fuel ethanol production and sales volumes in response to higher export demand and better pricing. We remain confident in our ability to generate Section 45Z tax credits on domestic renewable fuel sales, and we are evaluating additional methods of lowering our carbon intensity to further boost tax credit values. Our disciplined approach and focus on near-term, high-return initiatives continue to drive incremental profitability and position us for growth and improved performance.”

Financial Results for the Three Months Ended September 30, 2025 Compared to 2024

●	Net sales were $241.0 million, compared to $251.8 million.

●	Cost of goods sold was $217.5 million, compared to $245.9 million.

●	Gross profit was $23.5 million, compared to $6.0 million. The year-over-year change in unrealized noncash derivatives was positive $8.0 million. The change in net realized derivative gains was nominal.

●	Selling, general and administrative expenses were $6.5 million, compared to $7.5 million.

●	Interest expense was $2.8 million, compared to $1.9 million.

●	Net income attributable to common stockholders was $13.9 million, or $0.19 per share, compared to a net loss of $2.8 million, or $0.04 per share.

●	Adjusted EBITDA was $21.4 million, compared to $12.2 million.

Financial Results for the Nine Months Ended September 30, 2025 Compared to 2024

●	Net sales were $686.0 million, compared to $728.9 million.

●	Cost of goods sold was $666.2 million, compared to $717.8 million.

●	Gross profit was $19.8 million, compared to $11.1 million. The year-over-year change in unrealized noncash derivatives was a negative $6.7 million. The change in net realized derivative gains increased $7.9 million.

●	Selling, general and administrative expenses were $19.9 million, compared to $24.4 million.

●	Interest expense was $8.3 million, compared to $5.2 million.

●	Net loss attributable to common stockholders was $9.4 million, or $0.13 per share, compared to $18.2 million, or $0.25 per share.

●	Adjusted EBITDA was $16.7 million, compared to negative $0.8 million.

Cash and cash equivalents at September 30, 2025 were $32.5 million, compared to $35.5 million at December 31, 2024. The company’s borrowing availability at September 30, 2025 was $85 million, including $20 million under the company’s operating line of credit and $65 million under its term loan facility, subject to certain conditions.

Third Quarter 2025 Results Conference Call

Management will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Wednesday, November 5, 2025, and will deliver prepared remarks via webcast followed by a question-and-answer session.

To receive a number and unique PIN by email, register here. To dial directly up to twenty minutes prior to the scheduled call time, please dial (833) 630-0017 domestically and (412) 317-1806 internationally. Alternatively, the webcast for the conference call can be accessed from Alto Ingredients’ website at www.altoingredients.com and will be available for one year. In addition, a telephonic replay will be available at 8:00 p.m. Eastern Time on Wednesday, November 5, 2025, through 8:00 p.m. Eastern Time on Wednesday, November 12, 2025. To access the replay, please dial (877) 344-7529. International callers should dial 00-1 412-317-0088. The pass code will be 5965794.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. The company defines Adjusted EBITDA as unaudited consolidated net income (loss) before interest expense, interest income, provision for income taxes, asset impairments, unrealized derivative gains and losses, acquisition-related expense and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss). Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company's performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of the company's results as reported under GAAP.

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (NASDAQ: ALTO) is a leading producer and distributor of specialty alcohols, renewable fuels and essential ingredients. Leveraging the unique qualities of its facilities, the company serves customers in a wide range of consumer and commercial products in the Health, Home & Beauty; Food & Beverage; Industry & Agriculture; Essential Ingredients; and Renewable Fuels markets. For more information, please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning Alto Ingredients’ projected outlook and future performance, including the timing and effects of its productivity and efficiency initiatives; expectations around, and the anticipated timing and effects of, regulatory developments, including the Section 45Z tax credits for which Alto Ingredients may be eligible to apply and receive; and Alto Ingredients’ other plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business and plans. These factors include, among others adverse economic and market conditions, including for renewable fuels, specialty alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; adverse impacts of inflation and supply chain constraints, including from tariffs; Alto Ingredients’ ability to timely and fully realize the results of its productivity and cost saving initiatives; regulatory developments and Alto Ingredients’ ability to successfully pursue and secure opportunities, and realize the expected results, under existing and new legislation, including the Section 45Z regulations, and to successfully apply for and receive anticipated credit amounts. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the alcohol production, marketing and distribution industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ facilities, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2025.

Company IR and Media Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755

Investorrelations@altoingredients.com

IR Agency Contact:

Harriet Fried, Alliance Advisors Investor Relations, 212-838-3777,

Investorrelations@altoingredients.com

ALTO INGREDIENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net sales	$240,986	$251,814	$685,962	$728,911
Cost of goods sold	217,492	245,854	666,212	717,798
Gross profit	23,494	5,960	19,750	11,113
Selling, general and administrative expenses	(6,514)	(7,510)	(19,875)	(24,403)
Gain on sale of assets	—	830	—	830
Income (loss) from operations	16,980	(720)	(125)	(12,460)
Interest expense, net	(2,800)	(1,867)	(8,340)	(5,170)
Other income (expense), net	28	146	(3)	358
Income (loss) before provision for income taxes	14,208	(2,441)	(8,468)	(17,272)
Provision for income taxes	—	—	—	—
Net income (loss)	$14,208	$(2,441)	$(8,468)	$(17,272)
Preferred stock dividends	$(319)	$(319)	$(946)	$(950)
Net income (loss) attributable to common stockholders	$13,889	$(2,760)	$(9,414)	$(18,222)
Net income (loss) per share, basic and diluted	$0.19	$(0.04)	$(0.13)	$(0.25)
Weighted-average shares outstanding, basic and diluted	74,777	73,835	74,415	73,364

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	September 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$32,516	$35,469
Restricted cash	623	742
Accounts receivable, net	54,757	58,217
Inventories	53,390	49,914
Derivative instruments	3,602	3,313
Other current assets	6,035	5,463
Total current assets	150,923	153,118
Property and equipment, net	203,528	214,742
Other Assets:
Right of use operating lease assets, net	18,001	20,553
Intangible assets, net	7,730	4,509
Other assets	8,292	8,516
Total other assets	34,023	33,578
Total Assets	$388,474	$401,438

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	September 30, 2025	December 31, 2024
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$15,521	$20,369
Accrued liabilities	16,191	24,214
Current portion – operating leases	5,140	4,851
Derivative instruments	108	1,177
Other current liabilities	5,459	7,193
Total current liabilities	42,419	57,804

Long-term debt, net	100,598	92,904
Operating leases, net of current portion	13,955	16,913
Other liabilities	9,100	8,754
Total Liabilities	166,072	176,375

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: no shares issued and outstanding as of September 30, 2025 and December 31, 2024 Series B: 927 shares issued and outstanding as of September 30, 2025 and December 31, 2024	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 77,342 and 76,565 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	77	77
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	1,050,929	1,044,176
Accumulated other comprehensive income	4,975	4,975
Accumulated deficit	(833,580)	(824,166)
Total Stockholders’ Equity	222,402	225,063
Total Liabilities and Stockholders’ Equity	$388,474	$401,438

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands) (unaudited)	2025	2024	2025	2024
Net income (loss)	$14,208	$(2,441)	$(8,468)	$(17,272)
Adjustments:
Interest expense, net	2,800	1,867	8,340	5,170
Interest income	(56)	(194)	(206)	(519)
Unrealized derivative (gains) losses	(1,841)	6,199	(1,357)	(8,079)
Acquisition-related expense	—	675	(460)	2,025
Depreciation and amortization expense	6,257	6,058	18,888	17,860
Total adjustments	7,160	14,605	25,205	16,457
Adjusted EBITDA	$21,368	$12,164	$16,737	$(815)

Sales and Operating Metrics (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Alcohol Sales (gallons in millions)
Pekin Campus renewable fuel gallons sold	31.6	31.1	93.1	93.6
Western production renewable fuel gallons sold	8.1	18.0	24.7	38.2
Third party renewable fuel gallons sold	27.1	25.2	81.2	89.3
Total renewable fuel gallons sold	66.8	74.3	199.0	221.1
Specialty alcohol gallons sold	22.4	22.5	66.6	69.8
Total gallons sold	89.2	96.8	265.6	290.9

Sales Price per Gallon
Pekin Campus production	$2.05	$2.02	$1.97	$1.96
Western production	$2.14	$2.02	$2.03	$1.94
Marketing and distribution	$2.17	$2.17	$2.04	$2.01
Consolidated sales price per gallon	$2.09	$2.06	$1.99	$1.97

Alcohol Production (gallons in millions)
Pekin Campus production	55.5	53.4	160.8	157.0
Western production	8.2	19.2	24.8	37.5
Total production gallons	63.7	72.6	185.6	194.5

Corn Cost per Bushel
Pekin Campus production	$4.44	$4.40	$4.64	$4.55
Western production	$5.36	$5.52	$5.67	$5.69
Consolidated cost per bushel	$4.55	$4.68	$4.77	$4.76

Sales and Operating Metrics (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Average Market Metrics
PLATTS Ethanol price per gallon	$1.84	$1.81	$1.76	$1.72
CME Corn cost per bushel	$4.01	$3.92	$4.41	$4.23
Board corn crush per gallons (1)	$0.41	$0.41	$0.19	$0.21

Essential Ingredients Sold (thousand tons)
Pekin Campus production:
Distillers grains	91.3	83.7	252.2	251.1
CO2	55.6	53.5	146.0	135.9
Corn wet feed	22.9	30.0	86.1	80.4
Corn dry feed	27.1	26.5	72.3	65.2
Corn oil and germ	19.5	18.8	58.0	54.1
Syrup and other	9.7	8.0	29.7	28.6
Corn meal	9.8	9.8	27.5	26.1
Yeast	6.3	6.3	18.5	17.8
Total Pekin Campus essential ingredients sold	242.2	236.6	690.3	659.2

Western production:
Distillers grains	59.2	116.6	179.2	250.2
CO2	16.1	14.7	43.0	43.1
Syrup and other	0.7	21.4	2.7	37.6
Corn oil	0.9	2.1	3.2	4.5
Total Western production essential ingredients sold	76.9	154.8	228.1	335.4

Total Essential Ingredients Sold	319.1	391.4	918.4	994.6

Essential ingredients return % (2)
Pekin Campus return	52.4%	49.0%	48.1%	49.7%
Western production return	53.5%	28.6%	51.1%	33.0%
Consolidated total return	52.5%	42.8%	48.6%	46.0%

(1)	Assumes corn conversion of 2.80 gallons of alcohol per bushel of corn.
(2)	Essential ingredients revenues as a percentage of total corn costs consumed.

Segment Financials (unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Sales

Pekin Campus production, recorded as gross:
Alcohol sales	$109,276	$106,459	$310,666	$315,494
Essential ingredient sales	45,307	41,217	129,490	127,297
Intersegment sales	283	321	764	927
Total Pekin Campus sales	154,866	147,997	440,920	443,718

Marketing and distribution:
Alcohol sales, gross	$58,595	$54,531	$165,695	$179,118
Alcohol sales, net	74	71	215	169
Intersegment sales	2,497	2,862	7,338	8,002
Total marketing and distribution sales	61,166	57,464	173,248	187,289

Western production, recorded as gross:
Alcohol sales	$17,419	$36,395	$50,218	$74,084
Essential ingredient sales	8,017	10,408	24,076	24,184
Intersegment sales	513	8	1,281	(122)
Total Western production sales	25,949	46,811	75,575	98,146

Corporate and other	2,298	2,733	5,602	8,565
Intersegment eliminations	(3,293)	(3,191)	(9,383)	(8,807)
Net sales as reported	$240,986	$251,814	$685,962	$728,911
Cost of goods sold:
Pekin Campus production	$135,942	$141,823	$431,669	$423,135
Marketing and distribution	56,738	53,553	160,904	176,676
Western production	24,447	49,079	72,719	112,762
Corporate and other	2,063	2,952	5,449	8,690
Intersegment eliminations	(1,698)	(1,553)	(4,529)	(3,465)
Cost of goods sold as reported	$217,492	$245,854	$666,212	$717,798

Gross profit (loss):
Pekin Campus production	$18,924	$6,174	$9,251	$20,583
Marketing and distribution	4,428	3,911	12,344	10,613
Western production	1,502	(2,268)	2,856	(14,616)
Corporate and other	235	(219)	153	(125)
Intersegment eliminations	(1,595)	(1,638)	(4,854)	(5,342)
Gross profit as reported	$23,494	$5,960	$19,750	$11,113

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